EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 12, 2004 relating to the financial statements and financial statement schedule, which appears in Redback Network, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

May 13, 2004